UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 18, 2009

Lakeland Financial Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  000-11487

Indiana	35-1559596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

202 East Center Street

Warsaw, Indiana  46581-1387

(Address of principal executive offices, including zip code)

(574) 267-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On November 18, 2009, Lakeland Financial Corporation issued a press release announcing that it completed its previously announced underwritten public stock offering by issuing 3,500,000 shares of common stock at a public offering price of $17.00 per share, for aggregate gross proceeds of $59.5 million.  A copy of the press release relating to the announcement is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are filed herewith:

99.1                           Press release issued by the Company on November 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Financial Corporation

Dated: November 18, 2009	By:	/s/ David M. Findlay
David M. Findlay
Executive Vice President and Chief Financial Officer